                                                                   EXHIBIT 10.20

                                PROMISSORY NOTE

Principal Amount:                Interest Rate:                  Date of Note:
----------------                 -------------                   ------------
$600,000.00                          7.75%                        May 7, 1999


FOR VALUE RECEIVED, Gulfport Oil & Gas Inc. ("Gulfport") promises to pay to ARXA International Energy Inc. ("ARXA"), or order, in lawful money of the United States of America, the principal amount of Six Hundred Thousand and 00/100 Dollars ($600,000.00), together with interest at the rate of 7.75% per annum on the unpaid principal balance from May 7, 1999 until paid in full. The principal and interest will be due and payable on or before August 1, 1999. Gulfport may pay without penalty all or a portion of the amount owed earlier than it is due.

In the event this Promissory Note shall be in default and placed with an attorney for collection, then Gulfport agrees to pay all reasonable attorney fees and costs of collection. All payments hereunder shall be made to ARXA at 530 Wells Fargo Drive, Houston, TX. 77090, or at such address as may from time to time be designated by any holder hereof

This Promissory Note is secured by 3,000,000 shares of common stock of ARXA which are registered in the name of Gulfport, and are being held by the stock transfer agent for ARXA.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this note, or upon the exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change of terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment of any of the undersigned, and each of the undersigned does hereby irrevocable grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Mississippi. The undersigned hereby execute this note as principals and not as sureties.


                                         GULFPORT OIL & GAS INC.


                                    By:  /s/ Jack R. Durland, Jr.
                                         ------------------------
                                         Vice President